                                        Exhibit 99.1

Exterran Holdings, Inc.
Exterran Holdings and Exterran Partners Report
Second Quarter 2008 Results

HOUSTON, August 6, 2008 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the second quarter 2008.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income for the second quarter 2008 of $21.7 million, or $0.33 per share, including $31.8 million in pretax charges, or approximately $0.29 per share, for estimated cost overruns in the fabrication segment.  Net income was $49.4 million, or $0.73 per share, for the first quarter 2008 and $26.1 million, or $0.71 per share, for the second quarter 2007.

Revenue was $812.2 million for the second quarter 2008 compared to $740.1 million for the first quarter 2008 and $494.5 million for the second quarter 2007.  EBITDA, as adjusted (as defined below), was $166.1 million for the second quarter 2008 compared to $211.2 million for the first quarter 2008 and $124.8 million for the second quarter 2007.

The merger of Hanover Compressor Company and Universal Compression Holdings, Inc. was completed on August 20, 2007, and periods prior to the merger reflect only Hanover’s results.  Merger and integration pretax charges totaled $1.5 million, or $0.01 per share, in the second quarter 2008 compared to $4.4 million, or $0.05 per share, in the first quarter 2008 and $3.1 million, or $0.05 per share, in the second quarter 2007.  All share and per share amounts have been retroactively adjusted to reflect the merger conversion ratio of 0.325 shares of Exterran Holdings common stock for each share of Hanover common stock for all periods discussed or presented.

Stephen A. Snider, Exterran Holdings’ President and CEO said, “Although disappointed that profitability in the second quarter was negatively impacted by cost overruns on two international fabrication projects, we are pleased overall with the solid demand for our products and services during the first half of 2008.  Second quarter results reflect sequential increases in revenue in each of our international contract operations, aftermarket services and fabrication segments.  Our North American contract operations business continues to face challenges, but we believe we are making progress as costs in that segment declined in the second quarter."

"During the second quarter, we were awarded several new international contract operations orders, more than doubling the backlog in that segment," continued Mr. Snider.  "We remain optimistic about the prospects for our business in the last half of 2008 due to healthy market conditions in North America as well as strong demand for our Total Solutions products and services throughout Latin America and the Eastern Hemisphere.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $35.0 million for the second quarter 2008 compared to $35.3 million for the first quarter 2008 and $18.8 million for the second quarter 2007.  Net income was $6.1 million for the second quarter 2008 compared to $6.5 million for the first quarter 2008 and $2.3 million for the second quarter 2007.  EBITDA, as further adjusted (as defined below), totaled $20.3 million for the second quarter 2008 compared to $19.2 million for the first quarter 2008 and $10.4 million for the second quarter 2007.  Distributable cash flow (as defined below) totaled $14.0 million both for the second quarter 2008 and first quarter 2008 and $6.9 million for the second quarter 2007.

“Exterran Partners generated strong cash flows in the second quarter,” commented Mr. Snider, Chairman, President and CEO of Exterran Partners’ general partner.  “Additionally, Exterran Partners completed its previously announced acquisition of customer contracts and compressors used to provide services under those contracts from Exterran Holdings and its affiliates for approximately $247 million on July 30.  As previously stated, Exterran Partners expects the transaction, which significantly increased the size of EXLP's asset base, to be accretive to cash distributions per unit by approximately $0.15 per year.  We remain very positive regarding the outlook for Exterran Partners due to the expectation of future drop-down transactions with Exterran Holdings as well as other growth opportunities.”

On July 29, 2008, Exterran Partners announced a cash distribution of $0.425 per limited partner unit for the second quarter 2008 compared to $0.425 per limited partner unit for the first quarter 2008 and $0.35 per limited partner unit for the second quarter 2007.  The aggregate amount of the cash distributions to all unitholders increased to $8.3 million for the second quarter 2008 as compared to $7.3 million for the first quarter 2008 as a result of units issued to Exterran Holdings in conjunction with the acquisition completed on July 30.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their second quarter 2008 earnings release:

•
Teleconference: Wednesday, August 6, 2008 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To access the call, United States and Canadian participants should dial 866-454-4205. International participants should dial 913-312-0635 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 9006649.

•	Live Webcast: The webcast will be available in listen-only mode via the Companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Wednesday, August 6, until 2:00 p.m. Eastern Time on Wednesday, August 13, 2008. To listen to the replay, please dial 888-203-1112 in the United States and Canada, or 719-457-0820 internationally, and enter access code 9006649.

*****

With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, minority interest, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income plus income taxes, interest expense, depreciation expense, non-cash selling, general and administrative expenses and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation expense, non-cash selling, general and administrative expenses, interest expense and any amounts by which cost of sales and selling, general and administrative costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries.

Exterran Partners, L.P. was formed by Exterran Holdings to provide natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ expectation of continuing healthy market conditions in North America, Latin America and Eastern Hemisphere for the remainder of 2008; expected cost levels in the North American contract operations business; the Companies’ operational and financial strategies, and the Companies’ ability to successfully effect those strategies; the Companies’ financial and operational outlook and ability to fulfill that outlook; demand for the Companies’ products and services and growth opportunities for those products and services; the expected level of accretion the recent acquisition from Exterran Holdings will generate to Exterran Partners’ cash distributions per unit; the expected benefits of the transaction to Exterran Holdings and Exterran Partners; and Exterran Holdings’ intention to continue to offer the balance of its U.S. contract operations assets to Exterran Partners.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in master limited partnership equity markets and overall financial markets that impact the effect of the drop-down of additional assets to Exterran Partners; changes in tax laws that impact master limited partnerships, including drop-downs of additional assets to Exterran Partners; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 thereto, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2007, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Pat (Patricia) Wente (281) 836-7308
Media: Rick Goins (281) 836-7289

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Revenues:
North America contract operations	$194,607	$199,076	$99,562
International contract operations	125,854	119,892	69,645
Aftermarket services	97,706	84,172	49,835
Fabrication	394,044	336,949	275,487
	812,211	740,089	494,529

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	86,303	88,288	41,376
International contract operations	48,128	39,385	27,675
Aftermarket services	76,681	66,927	37,184
Fabrication	355,284	263,743	223,903
Selling, general and administrative	95,339	89,687	54,300
Merger and integration expenses	1,543	4,439	3,065
Depreciation and amortization	92,415	90,449	51,364
Fleet impairment	-	1,450	-
Interest expense	30,105	33,220	28,182
Equity in (income) loss of non-consolidated affiliates	(6,962)	(6,093)	(6,279)
Other (income) expense, net	(8,612)	(12,999)	(8,467)
	770,224	658,496	452,303
Income from continuing operations before income taxes
and minority interest	41,987	81,593	42,226
Provision for income taxes	17,084	29,977	16,162
Minority interest, net of taxes	3,243	2,643	-
Income from continuing operations	21,660	48,973	26,064
Income from discontinued operations, net of tax	-	398	-
Net income	$21,660	$49,371	$26,064
Earnings per share - Basic(1):
Income from continuing operations	$0.33	$0.75	$0.76
Income from discontinued operations, net of tax	-	0.01	-
Net income	$0.33	$0.76	$0.76
Earnings per share - Diluted(1):
Income from continuing operations (2)	$0.33	$0.73	$0.71
Income from discontinued operations, net of tax	-	-	-
Net income	$0.33	$0.73	$0.71
Weighted average common and equivalent shares outstanding (1):
Basic	65,217	65,065	34,414
Diluted	65,904	68,831	38,368

(1) Adjusted for the Hanover common share conversion ratio in the merger of Hanover and Universal for the period ended June 30, 2007.

(2) Net income for the diluted earnings per share calculation for the three-month periods ending June 30, 2008, March 31, 2008 and June 30, 2007 is adjusted to add back interest expense and amortization of financing costs, net of tax, relating to the Company's convertible senior notes totaling zero, $1.2 million and $1.2 million, respectively.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007
Revenues:
North America contract operations	$194,607	$199,076	$99,562
International contract operations	125,854	119,892	69,645
Aftermarket services	97,706	84,172	49,835
Fabrication	394,044	336,949	275,487
Total	$812,211	$740,089	$494,529

Gross Margin (1):
North America contract operations	$108,304	$110,788	$58,186
International contract operations	77,726	80,507	41,970
Aftermarket services	21,025	17,245	12,651
Fabrication	38,760	73,206	51,584
Total	$245,815	$281,746	$164,391

Selling, General and Administrative	$95,339	$89,687	$54,300
% of Revenues	12%	12%	11%

EBITDA, as adjusted (1)	$166,050	$211,151	$124,837
% of Revenues	20%	29%	25%

Capital Expenditures	$153,664	$102,575	$69,451
Less: Proceeds from Sale of PP&E	(23,724)	(2,527)	(9,425)
Net Capital Expenditures	$129,940	$100,048	$60,026

Gross Margin Percentage:
North America contract operations	56%	56%	58%
International contract operations	62%	67%	60%
Aftermarket services	22%	20%	25%
Fabrication	10%	22%	19%
Total	30%	38%	33%

Reconciliation of GAAP to Non-GAAP Financial Information:
Income from continuing operations	$21,660	$48,973	$26,064
Depreciation and amortization	92,415	90,449	51,364
Fleet impairment	-	1,450	-
Interest expense	30,105	33,220	28,182
Merger and integration expenses	1,543	4,439	3,065
Minority interest	3,243	2,643	-
Provision for income taxes	17,084	29,977	16,162
EBITDA, as adjusted (1)	166,050	211,151	124,837
Selling, general and administrative	95,339	89,687	54,300
Equity in (income) loss of non-consolidated affiliates	(6,962)	(6,093)	(6,279)
Other (income) expense	(8,612)	(12,999)	(8,467)
Gross Margin (1)	$245,815	$281,746	$164,391

	June 30,	March 31,	June 30,
	2008	2008	2007

Debt	$2,273,087	$2,326,104	$1,338,479
Stockholders' Equity	3,239,728	3,186,342	1,159,863
Capitalization	$5,512,815	$5,512,446	$2,498,342
Total Debt to Capitalization	41.2%	42.2%	53.6%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands; dollars in millions)

	June 30,	March 31,
	2008	2008
Total Available Horsepower (at period end):
North America contract operations	4,504	4,476
International contract operations	1,456	1,461
Total	5,960	5,937

Total Operating Horsepower (at period end):
North America contract operations	3,472	3,535
International contract operations	1,367	1,350
Total	4,839	4,885

Horsepower Utilization (at period end):
North America contract operations	77%	79%
International contract operations	94%	92%
Total	81%	82%

	June 30,	March 31,	June 30,
	2008	2008	2007
Fabrication Backlog:
Compression & accessory	$327	$354	$299
Production & processing	821	919	732
Total	$1,148	$1,273	$1,031

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Revenue	$34,999	$35,267	$18,804

Costs and expenses:
Cost of sales (excluding depreciation)	15,937	16,143	8,062
Depreciation	5,811	5,674	2,968
Selling, general and administrative	4,745	3,001	3,426
Interest expense	3,445	3,801	2,093
Other (income) expense, net	(1,129)	(10)	(3)
Total costs and expenses	28,809	28,609	16,546
Income before income taxes	6,190	6,658	2,258
Income tax (benefit) expense	111	111	(6)
Net income	$6,079	$6,547	$2,264

General partner interest in net income	$186	$187	$45

Limited partner interest in net income	$5,893	$6,360	$2,219

Weighted average limited partners units outstanding:
Basic	16,679	16,679	12,650

Diluted	16,779	16,791	12,709

Earnings per limited partner unit:
Basic	$0.35	$0.38	$0.18

Diluted	$0.35	$0.38	$0.17

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Revenue	$34,999	$35,267	$ 18,804

Gross Margin, as adjusted (1)	$22,561	$22,698	$ 12,911

EBITDA, as further adjusted (1)	$20,313	$19,161	$ 10,411
% of Revenue	58%	54%	55%

Capital Expenditures	$7,503	$4,469	$ 10,071
Less: Proceeds from Sale of Compression Equipment	(5,275)	-	-
Net Capital Expenditures	$2,228	$4,469	$ 10,071

Gross Margin percentage, as adjusted	64%	64%	69%

Distributable cash flow (2)	$14,039	$14,020	$ 6,894

Distributions per Limited Partner Unit	$0.425	$0.425	$ 0.350
Distribution to All Unitholders, including Incentive Distributions	$8,346	$7,290	$ 5,957
Distributable Cash Flow Coverage	1.68x	1.92x	1.16x

	June 30,	March 31,	June 30,
	2008	2008	2007

Debt	$217,000	$217,000	$ 121,000
Total Partners' Capital	151,214	139,926	74,861
Capitalization	$368,214	$356,926	$ 195,861
Total Debt to Capitalization	59%	61%	62%
EBITDA, as further adjusted (1) to Interest Expense	5.9x	5.0x	5.0x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Dollars in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$6,079	$ 6,547	$ 2,264
Income tax (benefit) expense	111	111	(6)
Depreciation	5,811	5,674	2,968
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	3,499	3,574	1,789
Non-cash selling, general and administrative costs	1,368	(546)	1,303
Interest expense, net of interest income	3,445	3,801	2,093
EBITDA, as further adjusted (1)	20,313	19,161	10,411
Cash selling, general and administrative costs (see note 1 below)	3,377	3,547	2,612
Less: cap on selling, general and administrative costs provided by EXH	-	-	(112)
Less: other income, expense, net	(1,129)	(10)	-
Gross Margin, as adjusted for operating cost caps provided by EXH (1)	$22,561	$ 22,698	$ 12,911
Other income, expense, net	1,129	10	-
Less: Gain on sale of compression equipment	(1,119)	-	-
Less: Cash interest expense	(3,286)	(3,696)	(2,085)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(3,377)	(3,547)	(2,500)
Less: Income tax (expense) benefit	(111)	(111)	6
Less: Maintenance capital expenditures	(1,758)	(1,334)	(1,438)
Distributable cash flow (2)	$14,039	$ 14,020	$ 6,894

Cash flows from operating activities	$11,824	$ 3,991	$ 5,658
Amortization of debt issuance cost	(88)	(64)	(56)
Amortization of fair value of acquired interest rate swaps	(71)	(41)	-
Cap on operating and selling, general and administrative costs provided by EXH	3,499	3,574	1,789
Interest expense, net of interest income	3,445	3,801	2,093
Cash interest expense	(3,286)	(3,696)	(2,085)
Maintenance capital expenditures	(1,758)	(1,334)	(1,438)
Change in assets and liabilities	474	7,789	933
Distributable cash flow (2)	$14,039	$ 14,020	$ 6,894

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(Horsepower in thousands)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Total Available Horsepower (at period end)	742	720	387

Average Operating Horsepower	652	659	348

Horsepower Utilization:
Spot (at period end)	88%	91%	93%
Average	89%	91%	93%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end) (1)	1,624	1,274	1,194

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end) (1)	4,393	4,365	2,147

% of U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end) (1)	37.0%	29.2%	55.6%

(1) Includes horsepower of Universal Compression Holdings and Universal Compression Partners at June 30, 2007.